UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 6, 2011, Orange 21 Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices located at 2070 Las Palmas Drive, Carlsbad California 92011. Holders of an aggregate of 12,776,516 shares of the Company’s common stock at the close of business on April 8, 2011 were entitled to vote (the “Stockholders”) at the Annual Meeting. 10,702,824 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy. The proposals presented at the Annual Meeting and voting results for the same are set forth below:

Proposal 1 – Election of Directors

By the votes reflected below, the Stockholders elected the following individuals to serve as directors until the 2012 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Greg Andrews	8,429,887	26,543	0	2,246,394
Harry Casari	8,094,547	361,883	0	2,246,394
Fir Geenen	8,440,305	16,125	0	2,246,394
Seth Hamot	8,429,887	26,543	0	2,246,394
David R. Mitchell	8,429,887	26,543	0	2,246,394
John Pound	8,084,129	372,301	0	2,246,394
Stephen Roseman	8,429,887	26,543	0	2,246,394
Greg Theiss	8,440,305	16,125	0	2,246,394

Proposal 2 – Ratification of Independent Registered Certified Public Accountants

By the votes reflected below, the Stockholders ratified the appointment, by the Board of Directors, of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the year ending December 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,676,781	26,043	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 10, 2011	ORANGE 21 INC.

	By:	/s/ Michael D. Angel
Michael D. Angel
Interim Chief Financial Officer and Treasurer